LOAN AGREEMENT
(English Translation)

This is an agreement between the following parties:

Party A:	Fengying Zhang

Party B:	Perfectenergy (Shanghai), Ltd.

The parties hereto enter into this agreement voluntarily, after friendly negotiations, to enable Party B to borrow money from Party A, as follows:

1.	To address Party B’s cash flow issue, Party A agrees to loan Party B Two Million RMB.

2.	Party B agrees to borrow the money described above for cash flow, and agrees to pay Party A interest at the rate of 7.2% per annum.

3.	Funding method: Party A shall transfer the entire sum into Party B’s account, and the parties agree that interest shall begin on February 18, 2006.

4.	Term of loan: February 18, 2006 to February 17, 2007. At the end of the term, Party B shall repay Party A the borrowed sum in one payment.

5.	Payment of interest: Party B shall pay Party A interest on a quarterly basis.

6.	The parties hereto agree to resolve any disputes amicably.

7.	This agreement will be in two originals, with each party holding one. This agreement will be effective upon the parties’ signatures and stamps.

Party A: Fengying Zhang	Party B: Perfectenergy (Shanghai), Ltd.

Signature:	Signature:

Seal:	Company Seal:

Date: